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                             PORTOLA PACKAGING INC.






                           SENIOR EXECUTIVE BONUS PLAN







                                FISCAL YEAR 1997


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                             PORTOLA PACKAGING INC.

                         SENIOR EXECUTIVE INCENTIVE PLAN

                                   HIGHLIGHTS



Portola Packaging Inc. recommends a Senior Executive Bonus Plan for the fiscal year ending August 31, 1997 as follows:


ELIGIBLE EMPLOYEES

Jack L. Watts - Chairman and Chief Executive Officer

AVAILABLE POOL

Mr. Watts' target bonus of $175,000 with a maximum bonus of $350,000.

PROPOSED BONUS CRITERIA

CORPORATE GOALS (70% WEIGHTING)

1.   Meet or exceed plan operating income margin                        35%
2.   Improve employee survey results                                    15%
3.   Improve customer satisfaction                                      15%
4.   Meet or exceed plan percent of sales from new products             15%
       and international customers
5.   Successful execution of FY'97 ISO 9000 implementation plan         20%
                                                                      -----
                                                                       100%

     INDIVIDUAL GOALS (30% WEIGHTING)

1.  Smooth implementation of Corporate reorganization                   50%
2.  Fill key Corporate positions                                        50%
                                                                      -----
                                                                       100%


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CALCULATION OF MAXIMUM BONUS

Same as outlined in the Management Incentive Plan proposal.

PROCESS FOR GRANT OF BONUS

The Executive Compensation Committee will meet after the auditors have completed their field work and delivered preliminary financial statements for the corporation.

Based on those financial statements, an available maximum bonus will be calculated.

The Committee will then determine the appropriate bonus based on the foregoing criteria. The Committee may not award the maximum amount of bonus available depending on its evaluation of the criteria set forth above.

In all cases, the Committee's recommendation is subject to approval by the Board of Directors.

GENERAL LIMITATIONS

The grant of bonuses is subject to the following limitations:

     * Together with the Management Incentive Plan, bonuses to its senior executives cannot in the aggregate exceed 10% of income from operations after payment or accrual of bonuses according to the corporation's audited financial statements.

     * Bonuses together with other compensation of all employees cannot exceed amounts permitted under the corporation's loan agreements.

     * All bonuses are subject to approval of the Board of Directors in its sole discretion and are not earned until such approval is given.